Exhibit 99.1

Valion Bio’s Next-Generation NMR Partnership with LarmorBio Delivers Initial Feasibility Milestone

Velocity Bioworks successfully completes initial evaluation of LarmorBio’s BioScan-NMR™ platform, generating data supporting the continued development of continuous, real-time, non-invasive bioprocess monitoring of cell size, density, viability, and phenotype within bioreactors

Milestone achieved less than six months after Valion Bio secured exclusive rights to LarmorBio’s next-generation NMR technology

SAN ANTONIO, TX and WALTHAM, MA / October 15, 2026 / ACCESS Newswire – Valion Bio, Inc. (NASDAQ: VBIO) (“Valion” or the “Company”) and LarmorBio, Inc. (“LarmorBio”) today announced that Velocity Bioworks, Valion’s wholly owned biologics contract development and manufacturing organization (“CDMO”) subsidiary, has successfully completed an initial feasibility evaluation of LarmorBio’s BioScan-NMR™ platform.

•	BioScan-NMR™ is being developed to create a new class of process analytical technology (“PAT”) for biologics manufacturing.

•	The initial feasibility evaluation demonstrated that nuclear magnetic resonance (“NMR”) measurements have the potential to track microbial growth during a fermentation process.

•	Building on that foundation, LarmorBio is developing a real-time, continuous monitoring platform designed to:

o	Bring biological visibility directly into the manufacturing process, with the potential to detect deviations earlier
o	Reduce the risk of batch failures
o	Lower manufacturing costs
o	Enable more consistent and efficient production.

“Innovation and differentiation are increasingly important competitive advantages in the CDMO industry, and this milestone represents what we believe is meaningful progress in our strategy to bring new, clearly differentiated technology into our bioprocessing capabilities,” said Dean Zikria, Interim Chief Executive Officer of Valion. He continues, “We are particularly encouraged by this initial achievement and the potential for BioScan-NMR™ to further differentiate Velocity Bioworks.”

Initial Data Supports Continued Development

The initial feasibility evaluation captured a strong correlation between the signal measured by the BioScan-NMR™ platform and optical density at 600 nm or OD600, a widely used biological measurement for estimating cell density in liquid cultures, providing an encouraging early signal that the BioScan-NMR™ platform has the potential to capture information associated with microbial growth.

“While this project remains an early-stage proof-of-concept, the initial results are encouraging,” added Mr. Zikria. “We believe BioScan-NMR™ has the potential to provide greater visibility into fermentation processes, including information related to the media composition, fermenter environment, process conditions, and potentially product-related attributes - without relying solely on routine invasive sampling and sample processing. We look forward to the full implementation of this unique PAT system at Velocity Bioworks.”

Microbial fermentation can offer important advantages over mammalian cell culture for certain biologics and smaller-molecule production processes, including potentially faster production cycles, lower operating costs, and suitability for high-throughput or specialized manufacturing applications.1 However, effective process monitoring remains critical to maintaining consistency, optimizing yields, and identifying changes in a fermentation process.

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Today, microbial fermentation is commonly monitored using indirect indicators of metabolic activity, including glucose, pH, and dissolved oxygen. While these measurements furnish important information about process conditions and cellular growth, they do not necessarily provide a direct view of cell health or other underlying biological changes.

LarmorBio’s next-generation BioScan-NMR™ technology platform is being designed for its potential to address monitoring gaps through closed-system measurements that could reduce reliance on routine offline sampling. By reducing or potentially eliminating the need for repeated invasive sampling, the technology could help preserve the sterile barrier while enabling real-time, continuous, and non-invasive visibility into key biological parameters.2,3,4

“The potential to move beyond episodic sampling toward continuous process visibility is particularly compelling from a CDMO perspective,” concluded Mr. Zikria. “If subsequent development work confirms that BioScan-NMR™ can reliably monitor additional critical process attributes in a closed system, it could become an important enabling technology for more data-rich, responsive, and efficient bioprocessing.”

Velocity Bioworks intends to use the results of the initial feasibility evaluation to inform subsequent development activities, including assessment of the closed-system and continuous monitoring capabilities.

Sources

1 Single Use Support, “Differences between microbial fermentation & mammalian cell culture,” https://www.susupport.com/blogs/manufacturing-processes/differences-between-microbial-fermentation-mammalian-cell-culture

2 Hans Gaensbauer, Do Hyun Park, Alexander Bevacqua, Jongyoon Han, “Contact Free On-Line Monitoring of Bioreactor Cell Cultures with Magnetic Resonance Relaxometry,” Analytical Chemistry,(2024) https://pubs.acs.org/doi/10.1021/acs.analchem.4c04042

3 Tan, J., Chen, J., Roxby, D. et al. Using magnetic resonance relaxometry to evaluate the safety and quality of induced pluripotent stem cell-derived spinal cord progenitor cells. Stem Cell Res Ther 15, 465 (2024). https://stemcellres.biomedcentral.com/articles/10.1186/s13287-024-04070-y

4 Tee, C.A., Roxby, D.N., Othman, R. et al. Metabolic modulation to improve MSC expansion and therapeutic potential for articular cartilage repair. Stem Cell Res Ther 15, 308 (2024). https://doi.org/10.1186/s13287-024-03923-w

About LarmorBio, Inc.

LarmorBio, Inc. is a life sciences and clinical diagnostics company developing the BioScan-NMR™ platform, a next-generation microscale nuclear magnetic resonance (“NMR”) system for rapid, label-free phenotyping of live cells and micro-sized biological samples. Founded as a Massachusetts Institute of Technology (MIT) spin-off, LarmorBio’s technology is designed to deliver molecular-level diagnostic information from small sample volumes in minutes, without the cryogenics, dedicated infrastructure, or specialized personnel required by conventional NMR instrumentation. The Company’s platform supports applications across bioprocessing, cell and gene therapy development, and clinical diagnostics.

For more information, visit www.larmorbio.com.

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About Valion Bio, Inc.

Valion Bio, Inc. (NASDAQ:VBIO) is developing biologics that activate innate immune pathways for cytoprotection and modulate immune responses in conditions driven by radiation, disease and immune dysregulation.

The Company’s lead candidate, Entolimod, is being developed as a potential medical countermeasure for Acute Radiation Syndrome and has been evaluated in animal models under the U.S. Food and Drug Administration’s (“FDA”) Animal Rule, which allows the Agency to approve new drugs and biological products based on animal efficacy studies when human clinical trials are not ethical or feasible, such as in the case of acute radiation exposure. Entolimod is a novel Toll-like Receptor 5 agonist designed to activate NF-κB signaling pathways associated with cellular protection, tissue recovery and immune response. The product candidate has received Fast Track and Orphan Drug designations from the FDA.

Valion is also advancing Entolasta, a next-generation TLR5 agonist designed for potential use in broader therapeutic applications, including oncology supportive care. The Company’s pipeline includes potential programs in neutropenia and immune dysfunction.

Valion’s wholly owned subsidiary, Velocity Bioworks, is a biologics contract development and manufacturing organization providing development and manufacturing services to Valion to support its internal pipeline, with the objective of increasing manufacturing control, reducing costs, accelerating development timelines and strengthening domestic supply-chain security.

For more information, visit www.valionbio.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Valion’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Forward-looking statements in this press release include, among others, statements regarding: the development and regulatory advancement of Entolimod under the FDA Animal Rule; the timing and outcome of regulatory or government interactions; the potential to move from episodic sampling toward continuous process visibility using nuclear magnetic resonance during microbial fermentation-based biologics manufacturing; the addressable opportunity scale, interest and/or success, the initiation, design, timing and outcome of investigator-sponsored studies in neutropenia; the development and potential applications of Entolasta; the ability of the Company to expand the TLR5 platform into oncology supportive care or other indications; and the Company’s ability to obtain additional capital and the continued listing of the Company’s common stock on the Nasdaq Capital Market. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Valion’s actual results to differ from those contained in the forward-looking statements, see Valion’s filings with the SEC, including, its Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 30, 2026, under the heading “Risk Factors”; as well as the Company’s subsequent filings with the SEC. Forward-looking statements contained in this press release are made as of this date, and Valion undertakes no duty to update such information except as required by applicable law.

Investor and Media Contact
Stephen Kilmer
(646) 274-3580
stephen.kilmer@valionbio.com

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